Product supplement no. 40-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated June 2, 2014 Rule 424(b)(2)

Buffered Range Accrual Notes

General
•
JPMorgan Chase & Co. may offer and sell buffered range accrual notes from time to time.  This product supplement no. 40-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below.  We refer to such term sheets and pricing supplements generally as terms supplements.  A separate underlying supplement or the relevant terms supplement will describe any underlying not described in this product supplement and by reference to which whether the Accrual Provision is satisfied is determined.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•
The interest we will pay on the notes, except to the extent an Initial Interest Rate or a Substitute Interest Rate applies, is linked to one or more of the U.S. Dollar Constant Maturity Swap (“USD CMS”) Rate, the Euro Constant Maturity Swap (“EUR CMS”) Rate, LIBOR, the Constant Maturity U.S. Treasury (“CMT”) Rate, the SIFMA Municipal Swap Index and/or such other rate or rates or other underlying by reference to which whether the Accrual Provision is satisfied is determined, as specified in the relevant terms supplement.

•	If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates.
•
If so specified in the relevant terms supplement, at our option, on any Substitute Interest Reset Date specified in the relevant terms supplement, we may elect to have the interest rate on the notes for each Interest Period commencing after such Substitute Interest Reset Date determined by reference to a Substitute Interest Rate as described below.

•
Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed (if applicable), your payment at maturity per $1,000 principal amount note will be linked to the performance of a Component (other than a rate Component) specified in the relevant terms supplement (the “Specified Component”).  You will not participate in any appreciation of the Specified Component and you may lose some or all of your principal amount at maturity.

•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-32.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement
•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.
Key Terms
Components:
In this product supplement, we refer to each rate or other underlying by reference to which whether the Accrual Provision is satisfied is determined as a “Component,” and collectively, the “Components.”

Maturity Date:
As specified in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting for this purpose the issue date but not the maturity date) after the issue date.  The maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”

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Investing in the buffered range accrual notes involves a number of risks.  See “Risk Factors” beginning on page PS-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 40-I, the accompanying prospectus supplement and prospectus, or any related terms supplement.  Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

June 2, 2014

Key Terms (continued):
Payment at Maturity:
Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed (if applicable), your payment at maturity per $1,000 principal amount note will be linked to the performance of a Component (other than a rate Component) specified in the relevant terms supplement (the “Specified Component”), plus any accrued and unpaid interest, determined as follows:

•      If the Ending Component Value is greater than or equal to the Initial Component Value or is less than the Initial Component Value by not more than the buffer amount, you will receive at maturity a cash payment for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest.

You will not participate in any appreciation of the Specified Component.

The “buffer amount” will be a percentage set forth in the relevant terms supplement.

•      Your investment will be fully exposed to any decline in the Specified Component by more than the buffer amount.  If the Ending Component Value is less than the Initial Component Value by more than the buffer amount, for every 1% that the Ending Component Value is less than the Initial Component Value by more than the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor.  Accordingly, your payment at maturity per $1,000 principal amount note will be equal to the sum of any accrued and unpaid interest and an amount calculated as follows:

$1,000 + [$1,000 × (Specified Component Return + buffer amount) × downside leverage factor]

If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Ending Component Value is less than the Initial Component Value by more than the buffer amount, your payment at maturity per $1,000 principal amount note will be equal to the sum of any accrued and unpaid interest and an amount calculated as follows:

$1,000 + [$1,000 × (Specified Component Return + buffer amount)]

Under these circumstances, the Specified Component Return will be negative.

You will lose some or all of your principal amount at maturity if the Ending Component Value is less than the Initial Underlying Value by more than the buffer amount.

Specified Component Return:
The calculation of the Specified Component Return will be set forth in the relevant terms supplement.  The Specified Component Return will be positive if the Ending Component Value is greater than the Initial Component Value and will be negative if the Ending Component Value is less than the Initial Component Value.

Initial Component Value:
Unless otherwise specified in the relevant terms supplement, the closing level, price or rate of the Specified Component on the pricing date or such other date as specified in the relevant terms supplement.

Ending Component Value:
Unless otherwise specified in the relevant terms supplement, the closing level, price or rate of the Specified Component on the Observation Date or such other date as specified in the relevant terms supplement.

Observation Date:	As specified in the relevant terms supplement. The Observation Date will be subject to adjustments as specified in the relevant underlying supplement or terms supplement.
Payment upon Redemption (if applicable):
If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates.  Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive on the applicable Redemption Date a cash payment equal to $1,000 for each $1,000 principal amount note redeemed.  Any accrued and unpaid interest on notes redeemed will be paid to the person who is the holder of record of such notes at the close of business on the day that is one (1) business day prior to the applicable Redemption Date.

Redemption Date(s) (if applicable):	As specified in the relevant terms supplement. Any Redemption Date is subject to postponement as described under “Description of Notes — Payment upon Redemption.”

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Key Terms (continued):
Interest:
Unless otherwise specified in the relevant terms supplement, with respect to each Interest Period, for each $1,000 principal amount note, the interest payment will be calculated as follows:

$1,000 × Interest Rate × (Actual Days / 365), where

“Actual Days” is the actual number of calendar days in the Interest Period.

Interest Rate:	Unless otherwise specified in the relevant terms supplement:
(a)	subject to the exercise of the Substitute Interest Rate Option, if applicable,
(1)	if the relevant terms supplement specifies an Initial Interest Rate and does not further specify that the Excess Interest Balance is applicable, with respect to each Initial Interest Period, the Initial Interest Rate, and with respect to each Interest Period other than an Initial Interest Period, a rate per annum equal to the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement); or
(2)	if the relevant terms supplement does not specify an Initial Interest Rate and does not further specify that the Excess Interest Balance is applicable, with respect to each Interest Period, a rate per annum equal to the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement); or
(3)	if the relevant terms supplement specifies an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable both to the Initial Interest Period(s) and to Interest Periods following the Initial Interest Period(s), (i) with respect to each such Initial Interest Period, a rate per annum equal to the sum of (a) the Initial Interest Rate and (b) the Excess Interest Balance, if any, for the related Initial Interest Period; provided that such rate may not exceed the Maximum Rate and (ii) with respect to each subsequent Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or
(4)	if the relevant terms supplement specifies an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable with respect only to Interest Periods following the Initial Interest Period(s), (i) with respect to each such Initial Interest Period, a rate per annum equal to the Initial Interest Rate and (ii) with respect to each subsequent Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or
(5)	if the relevant terms supplement does not specify an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable, with respect to each Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or
(b)	if the relevant terms supplement specifies the Substitute Interest Rate Option is applicable and we exercise such Substitute Interest Rate Option on any Substitute Interest Reset Date, with respect to each Substitute Interest Period, the Substitute Interest Rate, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement). For the avoidance of doubt, the Excess Interest Balance will not apply to any Substitute Interest Period.
Unless otherwise specified in the relevant terms supplement, the Interest Rate for each Interest Period (other than an Initial Interest Period or a Substitute Interest Period, if applicable) will be calculated as follows:
, where
“Variable Days” is the number of calendar days during the relevant Interest Period on which the Accrual Provision is satisfied.

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Key Terms (continued):
Initial Interest Rate (if applicable):
With respect to any Initial Interest Period, a rate per annum (or, if more than one Initial Interest Period is specified, a rate per annum for each such Initial Interest Period) as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Initial Interest Rate is specified as a fixed rate in the relevant terms supplement, such Initial Interest Rate may increase or decrease from one Initial Interest Period to another.  If the Initial Interest Rate is determined by reference to a floating rate, for purposes of the determination of the Initial Interest Rate for an Initial Interest Period, that floating rate will be reset on each Initial Interest Reset Date, as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Initial Interest Rate on the notes will be (1) 5.00% for the first Initial Interest Period, (2) 5.25% for the second Initial Interest Period and (3) 6.00% for each subsequent Initial Interest Period.  Alternatively, for example, the relevant terms supplement may specify that the Initial Interest Rate for each Initial Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Initial Interest Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Initial Interest Rate may be linked to one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Initial Interest Period.  In addition, an Initial Interest Rate may change from one Initial Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

Initial Interest Period(s) (if applicable):	The Interest Period(s) as specified in the relevant terms supplement to which the Initial Interest Rate is applicable, subject to the Maximum Rate if so specified in the relevant terms supplement
Initial Interest Reset Date(s) (if applicable):	For each applicable Initial Interest Period, a date as specified in the relevant terms supplement that is a specified number of days prior to the first day of such Initial Interest Period
Interest Factor:
For each Interest Period (other than the Initial Interest Period(s) or any Substitute Interest Period), a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Interest Factor is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease from one Interest Period to another.  If the Interest Factor is determined by reference to a floating rate (if applicable), for purposes of the determination of the Interest Factor for an Interest Period, that floating rate will be reset on each Interest Factor Reset Date.  For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 9.00% for the first Interest Period, (2) 9.25% for the second Interest Period and (3) 10.00% for each subsequent Interest Period.  Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Interest Factor Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to certain Interest Period(s).  In addition, the Interest Factor may change from one Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

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Key Terms (continued):
Maximum Rate (if applicable):
For each Interest Period (including the Initial Interest Period(s), if applicable, and any Substitute Interest Period, unless otherwise specified in the relevant terms supplement), a rate specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread, which may be a fixed rate, a floating rate or a spread between two rates.  For example, the relevant terms supplement may specify that the Maximum Rate for each Interest Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Rate with a Designated Maturity of three months on the applicable Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date and (ii) 0.25%.  If the Maximum Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Rate for an Interest Period, that floating rate will be reset on each Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date, as applicable.

Minimum Rate (if applicable):	Unless otherwise specified in the relevant terms supplement, 0.00%
Excess Interest Balance (if applicable):
Unless otherwise specified in the relevant terms supplement, for each Interest Period (including the Initial Interest Period(s), if applicable, unless otherwise specified in the relevant terms supplement, but excluding any Substitute Interest Period), (1) the sum of the Excess Interest Rates for all prior Interest Periods minus (2) the total Excess Interest Balance (expressed as a percentage) payable on the Interest Payment Dates for all prior Interest Periods

Excess Interest Rate (if applicable):
Unless otherwise specified in the relevant terms supplement, (a) for each Initial Interest Period, if applicable, (1) the applicable Initial Interest Rate minus (2) the Maximum Rate for that Initial Interest Period, and (b) for each Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable), (1) the product of (i) the Interest Factor and (ii) the Variable Days divided by the Actual Days for that Interest Period minus (2) the Maximum Rate for that Interest Period.  Notwithstanding the foregoing, in no event will the Excess Interest Rate for any Interest Period be less than the Minimum Rate.

Leverage Factor (if applicable):	As specified in the relevant terms supplement
Interest Factor Reset Date(s) (if applicable):	For each applicable Interest Period, a date as specified in the relevant terms supplement that is a specified number of days prior to the first day of such Interest Period
Interest Period:
Unless otherwise specified in the relevant terms supplement, the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to the first Interest Payment Date, ending on but excluding the Redemption Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption and have been redeemed or repaid prior to such next succeeding Interest Payment Date, ending on but excluding the Redemption Date

Interest Payment Dates:	As specified in the relevant terms supplement, but at least once every twelve months
Substitute Interest Rate Option (if applicable):
If so specified in the relevant terms supplement, at our option, on any Substitute Interest Reset Date, we may elect to have the Interest Rate for each Interest Period commencing after such Substitute Interest Reset Date (other than any Initial Interest Period, if applicable) calculated by reference to the applicable Substitute Interest Rate.  We refer to this option as the “Substitute Interest Rate Option” and each Interest Period subject to the Substitute Interest Rate as a “Substitute Interest Period.”  The Substitute Interest Rate Option may only be exercised once during the term of the notes.

Substitute Interest Reset Date(s) (if applicable):	As specified in the relevant terms supplement, each of which will be a specified number of days prior to the first day of an Interest Period

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Key Terms (continued):
Substitute Interest Rate (if applicable):
With respect to each Substitute Interest Period, a rate per annum for each such Substitute Interest Period as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Substitute Interest Rate is specified as a fixed rate in the relevant terms supplement, such Substitute Interest Rate may increase or decrease from one Substitute Interest Period to another.  If the Substitute Interest Rate is determined by reference to a floating rate, for purposes of the determination of the Substitute Interest Rate for a Substitute Interest Period, that floating rate will be reset on each Substitute Interest Reset Date, as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Substitute Interest Rate on the notes will be (1) 5.00% for the first Substitute Interest Period, (2) 5.25% for the second Substitute Interest Period and (3) 6.00% for each subsequent Substitute Interest Period.  Alternatively, for example, the relevant terms supplement may specify that the Substitute Interest Rate for each Substitute Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Substitute Interest Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Substitute Interest Rate may be one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to a specific Substitute Interest Period.  In addition, a Substitute Interest Rate may change from one Substitute Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

Accrual Provision:
Unless otherwise specified in the relevant terms supplement, the Accrual Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which one or more Component Provisions (as specified in the relevant terms supplement) are satisfied on such calendar day.

Component Provisions:
The applicable Component Provisions will be specified in the relevant terms supplement and will be one or more of the following: (i) the USD CMS Provision, (ii) the EUR CMS Provision, (iii) the LIBOR Provision, (iv) the CMT Provision, (v) the SIFMA/LIBOR Provision, and (vi) any other Component Provision specified in the relevant Terms Supplement.  Any Component Provision not described in this product supplement will be described in the applicable underlying supplement or terms supplement.

USD CMS Provision:
Unless otherwise specified in the relevant terms supplement, the USD CMS Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable USD CMS Rate of a Designated Maturity or the difference between two USD CMS Rates with different Designated Maturities (which we refer to as the “USD CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “USD CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “USD CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD CMS Determination Date.

EUR CMS Provision:
Unless otherwise specified in the relevant terms supplement, the EUR CMS Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR CMS Rate of a Designated Maturity or the difference between two EUR CMS Rates with different Designated Maturities (which we refer to as the “EUR CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EUR CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EUR CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR CMS Determination Date.

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Key Terms (continued):
LIBOR Provision:
Unless otherwise specified in the relevant terms supplement, the LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Rate of a Designated Maturity or the difference between two LIBOR Rates with different Designated Maturities (which we refer to as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.

CMT Provision:
Unless otherwise specified in the relevant terms supplement, the CMT Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable CMT Rate of a Designated Maturity or the difference between two CMT Rates with different Designated Maturities (which we refer to as the “CMT Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CMT Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CMT Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable CMT Determination Date.

SIFMA/LIBOR Provision:
Unless otherwise specified in the relevant terms supplement, the SIFMA/LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which the Average SIFMA/Average LIBOR Ratio on the applicable SIFMA/LIBOR Determination Date is less than or equal to the Specified SIFMA/LIBOR Percentage.  Notwithstanding the preceding sentence, if, with respect to notes for which the SIFMA/LIBOR Provision is applicable, Average LIBOR on any SIFMA/LIBOR Determination Date is less than or equal to the Specified Average LIBOR Rate, then the SIFMA/LIBOR Provision will be deemed satisfied for each calendar day in the calendar week immediately following the calendar week in which such SIFMA/LIBOR Determination Date occurs.

USD CMS Rate:
Unless otherwise specified in the relevant terms supplement, for each USD CMS Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the USD CMS Rate refers to the rate for U.S. Dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), as determined by the calculation agent.  If on such USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable USD CMS Rate cannot be determined by reference to Reuters page “ISDAFIX1” (or any successor page), then the calculation agent will determine the applicable USD CMS Rate in accordance with the procedures set forth below under “Description of Notes ― Interest ― The Underlying Rates and Levels ― USD CMS Rate.”

EUR CMS Rate:
Unless otherwise specified in the relevant terms supplement, for each EUR CMS Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the EUR CMS Rate refers to the annual swap rate for euro swap transactions with the Designated Maturities, specified in the relevant terms supplement that appears on Reuters page “ISDAFIX2”(or any successor page) under the heading “EURIBOR BASIS―EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), as determined by the calculation agent.  If on such EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable EUR CMS Rate cannot be determined by reference to Reuters page “ISDAFIX2” (or any successor page), then the calculation agent will determine the applicable EUR CMS Rate in accordance with the procedures set forth below under “Description of Notes ― Interest ― The Underlying Rates and Levels ― EUR CMS Rate.”

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Key Terms (continued):
USD CMS Determination Date:
Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable USD CMS Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD CMS Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the USD CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the USD CMS Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

EUR CMS Determination Date:
Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable EUR CMS Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR CMS Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the EUR CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the EUR CMS Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

U.S. Government Securities Business Day:
Any day, unless otherwise specified in the relevant terms supplement, other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

TARGET Settlement Day:	Any day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2)” is open.
LIBOR Rate:
Unless otherwise specified in the relevant terms supplement, for each LIBOR Determination Date or SIFMA/LIBOR Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the LIBOR Rate refers to the London Interbank Offer Rate for deposits in U.S. dollars with the Designated Maturity specified in the relevant terms supplement that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or if applicable, such Initial Interest Date, Substitute Interest Reset Date or Interest Factor Reset Date), or if such SIFMA/LIBOR Determination, if applicable, is not a London Business Day, on the London Business Day immediately preceding such SIFMA/LIBOR Determination Date, as determined by the calculation agent.  If on such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable LIBOR Rate cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine the applicable LIBOR Rate in accordance with the procedures set forth below under “Description of Notes ― Interest ― The Underlying Rates and Levels ― LIBOR Rate.”

London Business Day:
Any day, unless otherwise specified in the relevant terms supplement, other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.

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Key Terms (continued):
LIBOR Determination Date:
Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable LIBOR Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the LIBOR Determination Date will be the third London Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the LIBOR Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

CMT Rate:
Unless otherwise specified in the relevant terms supplement, for each CMT Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the CMT Rate refers to the yield for United States Treasury securities at “constant maturity” with the Designated Maturity specified in the relevant terms supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) on such CMT Determination Date (or, if applicable, such Initial Interest Date, Substitute Interest Reset Date or Interest Factor Reset Date), as determined by the calculation agent.  If on such CMT Determination Date (or, if applicable, such Initial Interest Date, Substitute Interest Reset Date or Interest Factor Reset Date) the applicable CMT Rate cannot be determined by reference to Reuters page “FRBCMT” (or any successor page), then the calculation agent will determine the applicable CMT Rate in accordance with the procedures set forth below under “Description of Notes ― Interest ― The Underlying Rates and Levels ― CMT Rate.”

CMT Determination Date:
Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable CMT Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the CMT Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the CMT Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the CMT Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

USD CMS Range (if applicable):	As specified in the relevant terms supplement
USD CMS Spread (if applicable):	As specified in the relevant terms supplement
USD CMS Strike (if applicable):	As specified in the relevant terms supplement
EUR CMS Range (if applicable):	As specified in the relevant terms supplement
EUR CMS Spread (if applicable):	As specified in the relevant terms supplement
EUR CMS Strike (if applicable):	As specified in the relevant terms supplement
LIBOR Range (if applicable):	As specified in the relevant terms supplement
LIBOR Spread (if applicable):	As specified in the relevant terms supplement

(continued on next page)

Key Terms (continued):
LIBOR Strike (if applicable):	As specified in the relevant terms supplement
CMT Range (if applicable):	As specified in the relevant terms supplement
CMT Spread (if applicable):	As specified in the relevant terms supplement
CMT Strike (if applicable):	As specified in the relevant terms supplement
Exclusion Period (if applicable):
As specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Exclusion Period will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.

Average SIFMA/Average LIBOR Ratio:
Unless otherwise specified in the relevant terms supplement, for each SIFMA/LIBOR Determination Date to which the applicable SIFMA/LIBOR Provision relates, the ratio of the Average SIFMA Level to Average LIBOR, expressed as a percentage, on such SIFMA/LIBOR Determination Date, as determined by the calculation agent.

Average SIFMA Level:
Unless otherwise specified in the relevant terms supplement, on any SIFMA/LIBOR Determination Date, the daily weighted average of the Index levels of the SIFMA Municipal Swap Index for each calendar day in the SIFMA/LIBOR Averaging Period.  For the purposes of calculating the Average SIFMA Level, the Index level of the SIFMA Municipal Swap Index for each calendar day in the SIFMA/LIBOR Averaging Period will be based on the Index level of the SIFMA Municipal Swap Index on the SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a U.S. Government Securities Business Day, based on the Index level of the SIFMA Municipal Swap Index on the U.S. Government Business Day immediately preceding such SIFMA/LIBOR Determination Date. The Index level of the SIFMA Municipal Swap Index is reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.  If on such SIFMA/LIBOR Determination Date the applicable Average SIFMA Level cannot be determined by reference to the SIFMA Municipal Swap Index (or any successor thereto), then the calculation agent will determine the applicable Average SIFMA Level in accordance with the procedures set forth below under “SIFMA Municipal Swap Index.”

Average LIBOR:
Unless otherwise specified in the relevant terms supplement, on any SIFMA/LIBOR Determination Date, the daily weighted average of the applicable LIBOR Rates for each calendar day in the SIFMA/LIBOR Averaging Period.  For the purposes of calculating the Average LIBOR, the determination of the applicable LIBOR Rate for each calendar day in the SIFMA/LIBOR Averaging Period will be based on such LIBOR Rate on the SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a London Business Day, based on the LIBOR Rate on the London Business Day immediately preceding such SIFMA/LIBOR Determination Date. The applicable LIBOR Rate will be reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

SIFMA Municipal Swap Index:
The Securities Industry and Financial Markets Association Municipal Swap Index, or the SIFMA Municipal Swap Index, was created by the SIFMA and produced by Municipal Market Data, or MMD, a Thomson Financial Services company.  The SIFMA Municipal Swap Index is a seven-day high-grade market index composed of tax-exempt variable-rate demand obligations, or VRDOs, from MMD’s database of VRDO issues.  The Index level of the SIFMA Municipal Swap Index is calculated on a weekly basis, and released to subscribers on Thursday.  See “SIFMA Municipal Swap Index.”

SIFMA/LIBOR Determination Date:
Unless otherwise specified in the relevant terms supplement, for each calendar day in the applicable Interest Period or the applicable SIFMA/LIBOR Averaging Period, the immediately preceding Thursday.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the SIFMA/LIBOR Determination Date will be the Thursday immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

SIFMA/LIBOR Averaging Period:	As specified in the relevant terms supplement

(continued on next page)

Key Terms (continued):
Specified SIFMA/LIBOR Percentage:	As specified in the relevant terms supplement
Specified Average LIBOR Rate:	As specified in the relevant terms supplement
Designated Maturity:
The applicable maturity, as specified in the relevant terms supplement, to be used in determining the USD CMS Rate, EUR CMS Rate, LIBOR Rate or CMT Rate, as applicable. For example, the relevant terms supplement may specify that the applicable USD CMS Rates will be the 30-Year USD CMS Rate and the 10-Year USD CMS Rate, or that the applicable EUR CMS Rates will be the 30-Year EUR CMS Rate and the 10-Year EUR CMS Rate, or that the applicable LIBOR Rate will be three-month LIBOR, or that the applicable CMT Rate will be the 10-Year CMT Rate.

TABLE OF CONTENTS

 Page

Description of Notes	PS-1
Risk Factors	PS-15
Use of Proceeds and Hedging	PS-25
U.S. Dollar Constant Maturity Swap Rates	PS-26
EURO Constant Maturity Swap Rates	PS-26
Constant Maturity U.S. Treasury Rates	PS-26
SIFMA municipal swap index	PS-27
Other Components	PS-29
General Terms of Notes	PS-30
Material U.S. Federal Income Tax Consequences	PS-32
Plan of Distribution (Conflicts of Interest)	PS-36
Notice to Investors	PS-38
Benefit Plan Investor Considerations	PS-45

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 40-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This product supplement no. 40-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, other free writing prospectuses, fact sheets, information appearing on websites, brochures or other educational materials of ours.  The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 40-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 40-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 40-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 40-I, the relevant terms supplement, any related underlying supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below.  A separate underlying supplement or the relevant terms supplement will describe any Component not described in this product supplement and to which the notes are linked.  Capitalized terms used but not defined in this product supplement no. 40-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement.  The term “note” refers to each $1,000 principal amount of our Buffered Range Accrual Notes.

General

The Buffered Range Accrual Notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. that are linked to the U.S. Dollar Constant Maturity Swap (which we refer to as “USD CMS”) Rate, the Euro Constant Maturity Swap (which we refer to as “EUR CMS”) Rate, LIBOR, the Constant Maturity U.S. Treasury (which we refer to as “CMT”) Rate, the Securities Industry and Financial Markets Association Municipal Swap Index (which we refer to as the “SIFMA Municipal Swap Index”) and/or such other Component as specified in the relevant terms supplement.  The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus.  The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and original issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement.  The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 40-I and, if applicable, any related underlying supplement.  The terms described in that terms supplement will supplement those described in this product supplement and in any related underlying supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting, for this purpose, either the issue date or the last possible date that the notes could be outstanding, but not both) after the issue date.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a market disruption event or otherwise, the Observation Date (as defined below) is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Observation Date, as postponed, unless otherwise specified in the relevant terms supplement.  If the maturity date is postponed, the payment of principal and any accrued and unpaid interest due on the maturity date will be made with the same force and effect on the maturity date, as postponed, but no additional interest will accrue or be payable as a result of the delayed payment.

Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed (if applicable), your payment at maturity per $1,000 principal amount note will be linked to the performance of a Component (other than a rate Component) specified in the relevant terms supplement (the “Specified Component”), plus any accrued and unpaid interest, determined as follows:

•
If the Ending Component Value is greater than or equal to the Initial Component Value or is less than the Initial Component Value by not more than the buffer amount, you will receive at maturity a cash payment for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest.

You will not participate in any appreciation of the Specified Component.

The “buffer amount” will be a percentage set forth in the relevant terms supplement.

•
Your investment will be fully exposed to any decline in the Specified Component by more than the buffer amount.  If the Ending Component Value is less than the Initial Component Value by more than the buffer amount, for every 1% that the Ending Component Value is less than the Initial Component Value by more than the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor.  Accordingly, your payment at maturity per $1,000 principal amount note will be equal to the sum of any accrued and unpaid interest and an amount calculated as follows:

$1,000 + [$1,000 × (Specified Component Return + buffer amount) × downside leverage factor]

If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement.  If no downside leverage factor is specified in the relevant terms supplement and the Ending Component Value is less than the Initial Component Value by more than the buffer amount, your payment at maturity per $1,000 principal amount note will be equal to the sum of any accrued and unpaid interest and an amount calculated as follows:

$1,000 + [$1,000 × (Specified Component Return + buffer amount)]

Under these circumstances, the Specified Component Return will be negative.

You will lose some or all of your principal amount at maturity if the Ending Component Value is less than the Initial Underlying Value by more than the buffer amount.

The calculation of the “Specified Component Return” will be set forth in the relevant terms supplement.  The Specified Component Return will be positive if the Ending Component Value is greater than the Initial Component Value and will be negative if the Ending Component Value is less than the Initial Component Value.

Unless otherwise specified in the relevant terms supplement, the “Initial Component Value” is the closing level, price or rate of the Specified Component on the pricing date or such other date as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Ending Component Value” is the closing level, price or rate of the Specified Component on the Observation Date or such other date as specified in the relevant terms supplement.

The “Observation Date” will be specified in the relevant terms supplement and will be subject to adjustments as specified in the relevant underlying supplement or terms supplement.

Payment upon Redemption

If so specified in the relevant terms supplement, at our option, we may redeem the notes, in whole or in part, on any of the specified Redemption Dates.  Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive on the applicable Redemption Date a cash payment equal to $1,000 for each $1,000 principal amount note redeemed.  Any accrued and unpaid interest on notes redeemed will be paid to the person who is the holder of record of such notes at the close of business on the day that is one (1) business day prior to the applicable Redemption Date.

The Redemption Date(s), if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.  If a Redemption Date is not a business day, the payment due on such Redemption Date will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue or be payable as a result of the delayed payment.

Unless otherwise specified in the relevant terms supplement, to redeem the notes, we will mail a notice of redemption to DTC, as holder of the global notes, by first-class mail, postage prepaid, at least 5 business days and not more than 15 business days prior to the applicable Redemption Date.  In case the notes are to be redeemed in part, the notice of redemption will state the portion of the principal amount of the notes to be redeemed.  If less than all of the notes are to be redeemed, the trustee will select, in such manner as it deems appropriate and fair, the notes to be redeemed.  Notes may be redeemed in part only in multiples equal to the authorized denomination for the notes, which, unless otherwise specified in the relevant terms supplement, will be $1,000.

If notice of redemption has been given as provided above, the notes that are subject to redemption will become due and payable on the Redemption Date at the applicable redemption price plus accrued and unpaid interest, and interest on such notes will cease to accrue from and after the Redemption Date, and holders of such notes will have no rights in respect of such notes except the right to receive the redemption price and accrued and unpaid interest on the Redemption Date.

Interest

General Terms Relating to Interest

The notes will bear interest from the issue date of the notes to but excluding the maturity date.  The amount of interest payable on the notes on each Interest Payment Date will be linked to the USD CMS Rate, the EUR CMS Rate, LIBOR, the CMT, the SIFMA Municipal Swap Index and/or any other Component, except to the extent the relevant terms supplement specifies an Initial Interest Rate or if we exercise the Substitute Interest Rate Option, if applicable.

Unless otherwise specified in the relevant terms supplement, with respect to each Interest Period, for each $1,000 principal amount note, the interest payment will be calculated as follows:

$1,000 × Interest Rate × (Actual Days / 365), where

“Actual Days” is the actual number of calendar days in the Interest Period.

Unless otherwise specified in the relevant terms supplement, with respect to each Interest Period, the notes will bear interest at a rate per annum, which we refer to as the “Interest Rate,” determined as follows:

(a)	subject to the exercise of the Substitute Interest Rate Option, if applicable,

(1)
if the relevant terms supplement specifies an Initial Interest Rate and does not further specify that the Excess Interest Balance is applicable, with respect to each Initial Interest Period, the Initial Interest Rate, and with respect to each Interest Period other than an Initial Interest Period, a rate per annum equal to the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement); or

(2)
if the relevant terms supplement does not specify an Initial Interest Rate and does not further specify that the Excess Interest Balance is applicable, with respect to each Interest Period, a rate per annum equal to the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement); or

(3)
if the relevant terms supplement specifies an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable both to the Initial Interest Period(s) and to Interest Periods following the Initial Interest Period(s), (i) with respect to each such Initial Interest Period, a rate per annum equal to the sum of (a) the Initial Interest Rate and (b) the Excess Interest Balance, if any, for the related Initial Interest Period; provided that such rate may not exceed the Maximum Rate and (ii) with respect to each subsequent Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or

(4)
if the relevant terms supplement specifies an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable with respect only to Interest Periods following the Initial Interest Period(s), (i) with respect to each such Initial Interest Period, a rate per annum equal to the Initial Interest Rate and (ii) with respect to each subsequent Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days, and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or

(5)
if the relevant terms supplement does not specify an Initial Interest Rate and further specifies that the Excess Interest Balance is applicable, with respect to each Interest Period, a rate per annum equal to the sum of (a) the product of (1) the Interest Factor and (2) the Variable Days divided by the Actual Days and (b) the Excess Interest Balance, if any, for the related Interest Period, provided that such rate may not exceed the Maximum Rate; or

(b)
if the relevant terms supplement specifies the Substitute Interest Rate Option is applicable and we exercise such Substitute Interest Rate Option on any Substitute Interest Reset Date, with respect to each Substitute Interest Period, the Substitute Interest Rate, provided that such rate may not exceed the Maximum Rate (if applicable as specified in the relevant terms supplement).  For the avoidance of doubt, the Excess Interest Balance will not apply to any Substitute Interest Period.

Unless otherwise specified in the relevant terms supplement, the Interest Rate for each Interest Period (other than an Initial Interest Period or a Substitute Interest Period, if applicable) will be calculated as follows:

, where

“Variable Days” is the number of calendar days during the relevant Interest Period on which the Accrual Provision is satisfied.

With respect to any Initial Interest Period, the “Initial Interest Rate,” if applicable, will be a rate per annum (or, if more than one Initial Interest Period is specified, a rate per annum for each such Initial Interest Period) as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Initial Interest Rate is specified as a fixed rate in the relevant terms supplement, such Initial Interest Rate may increase or decrease from one Initial Interest Period to another.  If the Initial Interest Rate is determined by reference to a floating rate, for purposes of the determination of the Initial Interest Rate for an Initial Interest Period, that floating rate will be reset on each Initial Interest Reset Date, as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Initial Interest Rate on the notes will be (1) 5.00% for the first Initial Interest Period, (2) 5.25% for the second Initial Interest Period and (3) 6.00% for each subsequent Initial Interest Period.

Alternatively, for example, the relevant terms supplement may specify that the Initial Interest Rate for each Initial Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Initial Interest Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Initial Interest Rate may be linked to one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Initial Interest Period.  In addition, an Initial Interest Rate may change from one Initial Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

The “Initial Interest Period(s),” if applicable, will be the Interest Period(s) as specified in the relevant terms supplement to which the Initial Interest Rate is applicable, subject to the Maximum Rate if so specified in the relevant terms supplement.

The “Initial Interest Reset Date,” if applicable, for each applicable Initial Interest Period will be a date as specified in the relevant terms supplement that is a specified number of days prior to the first day of such Initial Interest Period.

For each Interest Period (other than the Initial Interest Period(s) or any Substitute Interest Period), the “Interest Factor” will be a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Interest Factor is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease from one Interest Period to another.  If the Interest Factor is determined by reference to a floating rate (if applicable), for purposes of the determination of the Interest Factor for an Interest Period, that floating rate will be reset on each Interest Factor Reset Date.  For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 9.00% for the first Interest Period, (2) 9.25% for the second Interest Period and (3) 10.00% for each subsequent Interest Period.  Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Interest Factor Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to certain Interest Period(s).  In addition, the Interest Factor may change from one Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

For each Interest Period (including the Initial Interest Period(s), if applicable, and any Substitute Interest Period, unless otherwise specified in the relevant terms supplement), the “Maximum Rate” will be a rate specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread, which may be a fixed rate, a floating rate or a spread between two rates.  For example, the relevant terms supplement may specify that the Maximum Rate for each Interest Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Rate with a Designated Maturity of three months on the applicable Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date and (ii) 0.25%.  If the Maximum Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Rate for an Interest Period, that floating rate will be reset on each Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date, as applicable.

The “Minimum Rate” will be 0.00% per annum, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, for each Interest Period (including the Initial Interest Period(s), if applicable, unless otherwise specified in the relevant terms supplement, but excluding any Substitute Interest Period), the “Excess Interest Balance” will be equal to (1) the sum of the Excess Interest Rates for all prior Interest Periods minus (2) the total Excess Interest Balance (expressed as a percentage) payable on the Interest Payment Dates for all prior Interest Periods.  For the avoidance of doubt, the Excess Interest Balance for the first Interest Period after the final Initial Interest Period will be zero.

Unless otherwise specified in the relevant terms supplement, the “Excess Interest Rate” will be equal to (a) for each Initial Interest Period, if applicable, (1) the applicable Initial Interest Rate minus (2) the Maximum Rate for that Initial Interest Period, and (b) for each Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable), (1) the product of (i) the Interest Factor and (ii) the Variable Days divided by the Actual Days for that Interest Period minus (2) the Maximum Rate for that Interest Period.  Notwithstanding the foregoing, in no event will the Excess Interest Rate for any Interest Period be less than the Minimum Rate.

The “Leverage Factor,” if applicable, will be as specified in the relevant terms supplement.

The “Interest Factor Reset Date,” if applicable, for each applicable Interest Period will be a date as specified in the relevant terms supplement that is a specified number of days prior to the first day of such Interest Period.

If the notes are not subject to redemption by us, or are subject to redemption by us, but have not been redeemed, interest will accrue from the issue date of the notes to but excluding the maturity date.  Interest will be paid in arrears on each Interest Payment Date and on the maturity date, to the holders of record at the close of business on the day that is one (1) business day prior to that Interest Payment Date, unless otherwise specified in the relevant terms supplement.  If the maturity date is adjusted due to a non-business day, the payment of interest due on the maturity date will be made on the maturity date, as adjusted, with the same force and effect as if the maturity date had not been adjusted, provided that any interest payable on the maturity date, as postponed, will accrue to but excluding the maturity date, as postponed.

If the notes are subject to redemption and have been redeemed, interest will accrue from the issue date of the notes to but excluding the applicable Redemption Date.  Interest will be payable in arrears on each Interest Payment Date occurring before the Redemption Date and on such Redemption Date to the holders of record at the close of business on the day that is one (1) business day prior to that Interest Payment Date or the Redemption Date, as applicable, whether or not that day is a business day, unless otherwise specified in the relevant terms supplement.  If the applicable Redemption Date is adjusted due to a non-business day, the payment of interest due on such Redemption Date will be made on the Redemption Date, as adjusted, with the same force and effect as if such Redemption Date had not been adjusted, provided that any interest payable on such Redemption Date, as postponed, will accrue to but excluding such Redemption Date, as postponed.

Unless otherwise specified in the relevant terms supplement, an “Interest Period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, or, if the notes are subject to redemption by us and have been redeemed prior to the first Interest Payment Date, ending on but excluding the applicable Redemption Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption by us and have been redeemed prior to such next succeeding Interest Payment Date, ending on but excluding the applicable Redemption Date.

An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date will be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable.  If any day on which a payment of interest is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue or be payable as a result of the delayed payment, and the next Interest Period, if applicable, will commence as if the payment had not been delayed.

Substitute Interest Rate Option

If so specified in the relevant terms supplement, at our option, on any Substitute Interest Reset Date, we may elect to have the Interest Rate for each Interest Period commencing after such Substitute Interest Reset Date (other than any Initial Interest Period, if applicable) calculated by reference to the applicable Substitute Interest Rate.  We refer to this option as the “Substitute Interest Rate Option” and each Interest Period subject to the Substitute Interest Rate as a “Substitute Interest Period.”  The Substitute Interest Rate Option may only be exercised once during the term of the notes.

The “Substitute Interest Reset Date(s),” if applicable, will be specified in the relevant terms supplement, each of which will be a specified number of days prior to the first day of an Interest Period.

With respect to each Substitute Interest Period, the “Substitute Interest Rate” will be a rate per annum for each such Substitute Interest Period as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate, rates or a spread between two rates, as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, multiplied by a Leverage Factor and/or plus or minus a spread.  If the Substitute Interest Rate is specified as a fixed rate in the relevant terms supplement, such Substitute Interest Rate may increase or decrease from one Substitute Interest Period to another.  If the Substitute Interest Rate is determined by reference to a floating rate, for purposes of the determination of the Substitute Interest Rate for a Substitute Interest Period, that floating rate will be reset on each Substitute Interest Reset Date, as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Substitute Interest Rate on the notes will be (1) 5.00% for the first Substitute Interest Period, (2) 5.25% for the second Substitute Interest Period and (3) 6.00% for each subsequent Substitute Interest Period.  Alternatively, for example, the relevant terms supplement may specify that the Substitute Interest Rate for each Substitute Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months on the applicable Substitute Interest Reset Date plus (2) a spread of 4.00%.  For the avoidance of doubt, the Substitute Interest Rate may be one or more rates per annum that can be fixed or floating or a spread between two rates (multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to a specific Substitute Interest Period.  In addition, a Substitute Interest Rate may change from one Substitute Interest Period to another, from one fixed or floating rate to another fixed or floating rate, or from one spread between rates to another spread between rates (in each case, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

Unless otherwise specified in the relevant terms supplement, to exercise the Substitute Interest Rate Option, we will mail a notice of exercise to DTC, as holder of the global notes, by first-class mail, postage prepaid, at least 5 business days and not more than 15 business days prior to the applicable Substitute Interest Reset Date.

The Accrual Provision

Unless otherwise specified in the relevant terms supplement, the Accrual Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which one or more Component Provisions (as specified in the relevant terms supplement) are satisfied on such calendar day.

The applicable Component Provisions will be specified in the relevant terms supplement and will be one or more of the following: (i) the USD CMS Provision, (ii) the EUR CMS Provision, (iii) the LIBOR Provision, (iv) the CMT Provision, (v) the SIFMA/LIBOR Provision, and (vi) any other Component Provision specified in the relevant Terms Supplement.  Any Component Provision not described in this product supplement will be described in the applicable underlying supplement or terms supplement.

Unless otherwise specified in the relevant terms supplement, the USD CMS Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable USD CMS Rate of a Designated Maturity or the difference between two USD CMS Rates with different Designated Maturities (which we refer to as the “USD CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “USD CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “USD CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD CMS Determination Date.

Unless otherwise specified in the relevant terms supplement, the EUR CMS Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR CMS Rate of a Designated Maturity or the difference between two EUR CMS Rates with different Designated Maturities (which we refer to as the “EUR CMS Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “EUR CMS Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “EUR CMS Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR CMS Determination Date.

Unless otherwise specified in the relevant terms supplement, the LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Rate of a Designated Maturity or the difference between two LIBOR Rates with different Designated Maturities (which we refer to as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.

Unless otherwise specified in the relevant terms supplement, the CMT Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which, as specified in the relevant terms supplement, the applicable CMT Rate of a Designated Maturity or the difference between two CMT Rates with different Designated Maturities (which we refer to as the “CMT Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which we refer to as the “CMT Range”), or equal to, less than or greater than a specified percentage (which we refer to as the “CMT Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable CMT Determination Date.

Unless otherwise specified in the relevant terms supplement, the SIFMA/LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than the Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on which the Average SIFMA/Average LIBOR Ratio on the applicable SIFMA/LIBOR Determination Date is less than or equal to the Specified SIFMA/LIBOR Percentage.  Notwithstanding the preceding sentence, if, with respect to notes for which the SIFMA/LIBOR Provision is applicable, Average LIBOR on any SIFMA/LIBOR Determination Date is less than or equal to the Specified Average LIBOR Rate, then the SIFMA/LIBOR Provision will be deemed satisfied for each calendar day in the calendar week immediately following the calendar week in which such SIFMA/LIBOR Determination Date occurs.

The “USD CMS Range,” if applicable, will be a range of per annum rates within which the applicable USD CMS Rate may satisfy the USD CMS Provision, as specified in the relevant terms supplement.

The “USD CMS Spread,” if applicable, will be a spread between USD CMS Rates, as specified in the relevant terms supplement.

The “USD CMS Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “EUR CMS Range,” if applicable, will be a range of per annum rates within which the applicable EUR CMS Rate may satisfy the EUR CMS Provision, as specified in the relevant terms supplement.

The “EUR CMS Spread,” if applicable, will be a spread between EUR CMS Rates, as specified in the relevant terms supplement.

The “EUR CMS Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “LIBOR Range,” if applicable, will be a range of per annum rates within which the applicable LIBOR Rate may satisfy the LIBOR Provision, as specified in the relevant terms supplement.

The “LIBOR Spread,” if applicable, will be a spread between LIBOR Rates, as specified in the relevant terms supplement.

The “LIBOR Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “CMT Range,” if applicable, will be a range of per annum rates within which the applicable CMT Rate may satisfy the CMT Provision, as specified in the relevant terms supplement.

The “CMT Spread,” if applicable, will be a spread between CMT Rates, as specified in the relevant terms supplement.

The “CMT Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “Specified SIFMA/LIBOR Percentage,” if applicable, will be as specified in the relevant terms supplement.

The “Specified Average LIBOR Rate,” if applicable, will be as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “USD CMS Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable USD CMS Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD CMS Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the USD CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the USD CMS Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “EUR CMS Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable EUR CMS Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR CMS Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the EUR CMS Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the EUR CMS Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “LIBOR Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable LIBOR Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the LIBOR Determination Date will be the third London Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the LIBOR Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “CMT Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable CMT Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the CMT Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day.  For example, if the applicable calendar day was a Saturday or Sunday, the CMT Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the CMT Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “SIFMA/LIBOR Determination Date” will be, for each calendar day in the applicable Interest Period or the applicable SIFMA/LIBOR Averaging Period, the immediately preceding Thursday.  Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the SIFMA/LIBOR Determination Date will be the Thursday immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

The “SIFMA/LIBOR Averaging Period,” if applicable, will be as specified in the relevant terms supplement.

The “Exclusion Period,” if applicable will be as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Exclusion Period will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.

The Underlying Rates

USD CMS Rate

Unless otherwise specified in the relevant terms supplement, for each USD CMS Determination Date and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date, the USD CMS Rate refers to the rate for U.S. Dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ISDAFIX1” (or any successor page) at approximately 11:00 a.m., New York City time, on such USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), as determined by the calculation agent.  If on such USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable USD CMS Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the New York City interbank market, selected by the calculation agent, mid-market semi-annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 11:00 a.m., New York City time, on the USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) relating to such calendar day.  The “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant USD CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the LIBOR Rate with a Designated Maturity of 3 months.  If five quotations are provided as requested, the calculation agent will calculate the applicable USD CMS Rate by eliminating the highest and lowest rates and taking the arithmetic mean of the remaining rates.  If at least three, but fewer than five, quotations are provided, the USD CMS Rate will be the arithmetic mean of the quotations.  If fewer than three quotations are provided, the USD CMS Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

EUR CMS Rate

For each EUR CMS Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the EUR CMS Rate refers to the annual swap rate for Euro swap transactions with the Designated Maturities specified in the relevant terms supplement, that appears on Reuters page “ISDAFIX2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), as determined by the calculation agent.  If on such EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable EUR CMS Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers in the Frankfurt interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 11:00 a.m., Frankfurt time, on the EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date,

Interest Factor Reset Date or Substitute Interest Reset Date) relating to such calendar day.  The “annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating Euro interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant EUR CMS Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the Euro Interbank Offered Rate, or the EURIBOR, with a Designated Maturity of six months.  If five quotations are provided as requested, the calculation agent will calculate the applicable EUR CMS Rate by eliminating the highest and lowest rates and taking the arithmetic mean of the remaining rates.  If at least three, but fewer than five, quotations are provided, the EUR CMS Rate will be the arithmetic mean of the quotations.  If fewer than three quotations are provided, the EUR CMS Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

LIBOR Rate

For each LIBOR Determination Date or SIFMA/LIBOR Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the “LIBOR Rate” refers to the London Interbank Offer Rate for deposits in U.S. dollars with the Designated Maturity specified in the relevant terms supplement that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), or if such SIFMA/LIBOR Determination Date, if applicable, is not a London Business Day, on the London Business Day immediately preceding such SIFMA/LIBOR Determination Date, as determined by the calculation agent.  If on any such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable LIBOR Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request the principal London office of four major banks in the London interbank market, selected by the calculation agent, for deposits in U.S. dollars in a Representative Amount and for a term equal to the Designated Maturity, at approximately 11:00 a.m., London time, on such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date).  If at least two such quotations are provided, the applicable LIBOR Rate for such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be the arithmetic average of such quotations.  If fewer than two such quotations are provided, the calculation agent, provided that the applicable LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) is also a business day, will request each of three major banks in The City of New York to provide such bank’s rate to leading European banks for loans in U.S. dollars in a Representative Amount and for a term equal to the Designated Maturity, at approximately 11:00 a.m., New York City time, on such business day.  If at least two such rates are provided, then the applicable LIBOR Rate for such business day will be the arithmetic average of such rates.  If fewer than two such rates are provided, or if the applicable LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) is not also a business day, then the applicable LIBOR Rate for such LIBOR Determination Date or SIFMA/LIBOR Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be the applicable LIBOR Rate for the immediately preceding London Business Day.

CMT Rate

For each CMT Determination Date (and, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), the CMT Rate refers to the yield for United States Treasury securities at “constant maturity” with the Designated Maturity specified in the relevant terms supplement as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on the Reuters page “FRBCMT” (or any successor page) on such CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), as determined by the calculation agent.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication.  We make no representation or warranty as to the accuracy or completeness of the information displayed on such Web site, and such information is not incorporated by reference herein and should not be considered a part of this product supplement no. 40-I.

If on any CMT Determination Date (or, if applicable, any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) the applicable CMT Rate cannot be determined by reference to the applicable Reuters page, then the following procedures will be used:

•
If the CMT Rate is not displayed on the applicable Reuters page by 3:30 p.m., New York City time on such CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), then the CMT Rate for such CMT Determination Date (or, if applicable, a such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be a percentage equal to the yield for United States Treasury securities at constant maturity for a period of the Designated Maturity as set forth in H.15(519) under the caption “Treasury constant maturities” (expressed as a number and not a percentage).

•
If the applicable CMT Rate does not appear in H.15(519), the CMT Rate for such CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be the rate for a period of the Designated Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519 (expressed as a number and not a percentage).

•
If on any CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a constant maturity for the maturity of the relevant CMT Rate, the CMT Rate on the relevant CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be calculated by the calculation agent based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the relevant CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date), received from three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage).  The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the maturity of the relevant CMT Rate, a remaining term to maturity of no more than one year shorter than the maturity of the relevant CMT Rate and in a principal amount equal to the Representative Amount.  If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the maturity of the relevant CMT Rate, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used.

•
If fewer than five but more than two such prices are provided as requested, the CMT Rate for the relevant CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

•
If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two bullet points, the calculation agent will determine the CMT Rate to be an amount equal to the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the relevant CMT Determination Date (or, if applicable, such Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date) of three leading primary United States government securities dealers in The City of New York (expressed as a number and not a percentage). In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the maturity of the relevant CMT Rate, a remaining term to maturity closest to the maturity of the relevant CMT Rate and in a Representative Amount. If two United States Treasury securities with an original maturity longer than the maturity of the relevant CMT Rate have remaining terms to maturity that are equally close to the maturity of the relevant CMT Rate, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

•
If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

•
If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT Rate will be determined by the calculation agent acting in a commercially reasonable manner.

The Average SIFMA/Average LIBOR Ratio

Unless otherwise specified in the relevant terms supplement, for each SIFMA/LIBOR Determination Date to which the applicable SIFMA/LIBOR Provision relates, the Average SIFMA/LIBOR Ratio is the ratio of the Average SIFMA Level to Average LIBOR, expressed as a percentage, on such SIFMA/LIBOR Determination Date, as determined by the calculation agent.

For each calendar day to which the applicable SIFMA/LIBOR Provision applies, the “Average SIFMA Level” on any SIFMA/LIBOR Determination Date will be equal to the daily weighted average of the Index levels of the SIFMA Municipal Swap Index for each calendar day in the SIFMA/LIBOR Averaging Period.  For the purposes of calculating the Average SIFMA Level, the Index level of the SIFMA Municipal Swap Index for each calendar day in the SIFMA/LIBOR Averaging Period will be based on the Index level of the SIFMA Municipal Swap Index on the SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a U.S. Government Securities Business Day, based on the Index level of the SIFMA Municipal Swap Index on the U.S. Government Business Day immediately preceding such SIFMA/LIBOR Determination Date. The Index level of the SIFMA Municipal Swap Index is reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

Unless otherwise specified in the relevant terms supplement, the “Average LIBOR” on any SIFMA/LIBOR Determination Date will be equal to the daily weighted average of the applicable LIBOR Rates for each calendar day in the SIFMA/LIBOR Averaging Period.  For the purposes of calculating the Average LIBOR, the determination of the applicable LIBOR Rate for each calendar day in the SIFMA/LIBOR Averaging Period will be based on such LIBOR Rate on the SIFMA/LIBOR Determination Date, or, if such SIFMA/LIBOR Determination Date is not a London Business Day, based on the LIBOR Rate on the London Business Day immediately preceding such SIFMA/LIBOR Determination Date. The applicable LIBOR Rate will be reset weekly on each SIFMA/LIBOR Determination Date; however, the average calculation is measured daily for each calendar day in the SIFMA/LIBOR Averaging Period.

The “SIFMA Index level,” with respect to the SIFMA Municipal Swap Index or any successor index (as defined below), on any SIFMA/LIBOR Determination Date will equal the official published level of the SIFMA Municipal Swap Index or any successor index on such date.  Under some circumstances, the SIFMA Index level of the SIFMA Municipal Swap Index or any successor index may be determined based on the alternative calculation described under “SIFMA Municipal Swap Index — Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation.”

General Terms Relating to the Accrual Provision

The “Representative Amount” means an amount equal to the outstanding principal amount of the notes, as set forth in the relevant terms supplement, as of the relevant date of determination.

The relevant terms supplement will specify the applicable maturity to be used to determine the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate or CMT Rate, which, in each instance, we refer to as the “Designated Maturity.”  For example, the relevant terms supplement may specify that the applicable USD CMS Rates will be 30-Year USD CMS Rate and the 10-Year USD CMS Rate, or that the applicable EUR CMS Rates will be 10-Year EUR CMS Rate and the 2-Year EUR CMS Rate, or that the applicable LIBOR Rate will be the three-month LIBOR Rate, or that the applicable CMT Rate will be the 10-Year CMT Rate.

A “London Business Day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.

A “U.S. Government Securities Business Day” is, unless otherwise specified in the relevant terms supplement, any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

A “TARGET Settlement Day” is any business day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2)” is open.

Other Terms

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates.  We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

Your investment in the notes will involve certain risks.  You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional securities and may not guarantee any interest payment or the return of your investment.

The notes differ from conventional securities and may not guarantee any interest payment and may not return any of your investment.  The amount payable at maturity or, if applicable, upon an earlier redemption by the issuer will be determined pursuant to the terms described in the relevant terms supplement.  Unless otherwise specified in the relevant terms supplement, you will lose some or all of your investment in the notes at maturity if the Ending Component Value is less than the Initial Component Value by more than the buffer amount.  In addition, the amount of interest, if any, you will receive with respect to each Interest Period will depend on the number of calendar days during the relevant Interest Period on which the Accrual Provision is satisfied.  If the Accrual Provision is not satisfied on any calendar day of an Interest Period, you will not receive any interest payment for that Interest Period.  If the Accrual Provision is not satisfied on any calendar day of any Interest Period, you will not receive any interest payment on the notes.

Floating rate notes present different investment considerations than fixed rate notes or similar floating rate securities.

The rate of interest payable by us on the notes for each Interest Period (other than Initial Interest Period(s) with a fixed Initial Interest Rate, if applicable, or any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable) is not fixed, but will, subject to our exercise of the Substitute Interest Rate Option, if applicable, vary depending on the number of days during any such Interest Period on which the applicable Accrual Provision is satisfied, and whether such Accrual Provision is satisfied will depend on the daily fluctuations in the applicable USD CMS Rate (or USD CMS Spread), EUR CMS Rate (or EUR CMS Spread), LIBOR Rate (or LIBOR Spread), CMT Rate (or CMT Spread), the Average SIFMA/Average LIBOR Ratio or the level, price or rate of any other applicable Component.  Consequently, the return on the notes may be less than returns otherwise payable on debt securities issued by us with similar maturities.  The variable interest rate on the notes, while determined, in part, by reference to the applicable USD CMS Rate (or USD CMS Spread), EUR CMS Rate (or EUR CMS Spread), LIBOR Rate (or LIBOR Spread), CMT Rate (or CMT Spread), the Average SIFMA/Average LIBOR Ratio or the level, price or rate of any other applicable Component, does not actually pay at such rates.  You should consider, among other things, the overall annual percentage rate of interest to maturity as compared to other equivalent investment alternatives.  We have no control over any fluctuations in the applicable USD CMS Rates (or USD CMS Spread), EUR CMS Rate (or EUR CMS Spread), LIBOR Rate (or LIBOR Spread), CMT Rate (or CMT Spread), the Average SIFMA/Average LIBOR Ratio or the level, price or rate of any other applicable Component.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.

If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from one or more Components.  We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from one or more Components at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any relevant determination date.  We cannot give you any assurances that our hedging will not negatively affect the values of the Components or the performance of the notes.  See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions.  These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade U.S. Treasury securities and other instruments the value of which is derived from U.S. Treasury securities, financial instruments related to the USD CMS Rates, the EUR CMS Rates, LIBOR Rates, the CMT Rates, the SIFMA Municipal Swap Index, and some or all of the VRDOs included in the SIFMA Municipal Swap Index and listed or over-the-counter options on such VRDOs, and/or any other applicable Component or enter into interest rate swap and option transactions, for their accounts and for other accounts under their management.  JPMS and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked, as applicable, to the USD CMS Rate, the EUR CMS Rate, the LIBOR Rate, the CMT Rate, the SIFMA Municipal Swap Index or some or all of the VRDOs included in the SIFMA Municipal Swap Index and/or any other applicable Component.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes.  Any of these trading activities could potentially affect the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate, the CMT Rate, the SIFMA Municipal Swap Index or other Component and, accordingly, could affect the value of the notes and the amount of interest, if any, payable on each Interest Payment Date.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked to (or related to spreads between) USD CMS Rates, EUR CMS Rates, LIBOR Rates, CMT Rates, the SIFMA Municipal Swap Index and any other applicable Component.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, our or their interests with respect to these securities or financial instruments may be adverse to those of the holders of the notes.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the securities included in or held by a Component are denominated.  If currency exchange rate calculations are involved in the calculation of that Component, these trading activities could potentially affect the exchange rates with respect to the currencies in which the securities included in or held by a Component are denominated, the level or price of that Component and, accordingly, the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of the notes should undertake an independent investigation of the currencies in which securities included in or held by a Component are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things: the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate and CMT Rate, the Average LIBOR, the Index level of the SIFMA Municipal Swap Index and the Average SIFMA Level, the level, price or rate of any other Component, the applicable Interest Factor and Interest Rate for each Interest Period (including the Initial Interest Rate for an Initial Interest Period, the Excess Interest Balance and Excess Interest Rate and the Substitute Interest Rate, in each case, if applicable), whether the applicable Accrual Provision is satisfied on each calendar day of any Interest Period, the Interest Payment Dates, the amount of interest payable on each Interest Payment Date and the amount of cash that we are required to pay to you at maturity or upon redemption.  In addition, the calculation agent will determine whether a day is a business day, TARGET Settlement Day, London Business Day, U.S. Government Securities Business Day or trading day, whether there has been a discontinuation of the SIFMA Municipal Swap Index or any other index Component, whether there has been a market disruption event with respect to any Component and whether there has been a material change in the method of calculating the Index level of the SIFMA Municipal Swap Index or any other index Component.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future.  Any such research, opinions or recommendations could affect the value of any Component, and, therefore, the market value of the notes.

We or one or more of our affiliates may, from time to time, publish research reports on the financial markets, including the debt market, interest rates, including USD CMS Rates, EUR CMS Rates, LIBOR Rates, CMT Rates, the VRDOs included in the SIFMA Municipal Swap Index and any other applicable Component.  Any prospective purchaser of notes should undertake an independent investigation of the debt market, interest rates, VRDOs included in the SIFMA Municipal Swap Index and any other Component, as applicable, as in its judgment is appropriate to make an informed decision with respect to any investment in the notes.  Investors should make their own independent investigation of the merits of investing in the notes and any Component to which the notes are linked.

The interest rate on the notes for any Interest Period (including the Initial Interest Period(s), if applicable, unless otherwise specified in the relevant terms supplement) will be limited by a Maximum Rate, if applicable.

If the relevant terms supplement specifies a Maximum Rate, the Interest Rate for any Interest Period (including the Initial Interest Period(s), if applicable, and any Substitute Interest Period, if applicable, unless otherwise specified in the relevant terms supplement) will be limited by a Maximum Rate.  The Maximum Rate will limit the amount of interest you may receive for each such Interest Period, even if the fixed or floating rate component, as adjusted by any Leverage Factor and/or a spread, of the Initial Interest Rate, Interest Factor or Substitute Interest Rate, as applicable, and after giving effect to any Excess Interest Balance, if applicable, in any such Interest Period, would have otherwise resulted in an Interest Rate greater than the Maximum Rate.  As a result, if the Interest Rate for any Interest Period (including the Initial Interest Period(s), if applicable, and any Substitute Interest Period, if applicable, unless otherwise specified in the relevant terms supplement) without taking into consideration the Maximum Rate would have been greater than the Maximum Rate, the notes will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

The interest rate on the notes is based on an Accrual Provision linked to the level, price or rate of the applicable Components, which may result in an interest rate of zero.

Although the maximum interest rate for any Interest Period (other than the Initial Interest Period(s), if applicable, and any Substitute Interest Period, if applicable) is equal to the Interest Factor specified in the relevant terms supplement, for every day during such Interest Period on which the applicable Accrual Provision is not satisfied, the Interest Rate for that Interest Period will be reduced.  We cannot predict the factors that may cause the applicable Accrual Provision to be satisfied, or not, on any calendar day.  The amount of interest you accrue on the notes in any Interest Period (other than the Initial Interest Period(s), if applicable, and any Substitute Interest Period, if applicable) may decrease even if the relevant USD CMS Rate, EUR CMS Rate, LIBOR Rate, CMT Rate, the SIFMA Municipal Swap Index or the level, price or rate of any other applicable Component increases.  If the applicable Accrual Provision is not satisfied for an entire Interest Period (other than the Initial Interest Period(s) with a fixed Initial Interest Rate, if applicable, and any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable), the Interest Rate for such period would be zero.  In that event, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.

If the notes are subject to redemption and are redeemed by us, the aggregate amount of interest paid to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity.

If the relevant terms supplement specifies that the notes are subject to redemption by us, and if we redeem all or part of your notes, for the notes that are redeemed, you will receive the principal amount of such notes and, assuming you are the record holder of the notes at the close of business on the day that is one business day prior to the Redemption Date, accrued and unpaid interest to but excluding the Redemption Date.  The aggregate amount of interest paid to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity.  We may choose to redeem the notes early or choose not to redeem the notes early on any Redemption Date, in our sole discretion.  We may choose to redeem the notes early, for example, if (1) the applicable USD CMS Rate, USD CMS Spread, EUR CMS Rate, EUR CMS Spread, LIBOR Rate, LIBOR Spread, CMT Rate, CMT Spread or the level, price or rate of any other applicable Component is within the specified range or is equal to, less than or greater than the specified percentage or level, as applicable, of the applicable Accrual Provision, or (2) the applicable Average SIFMA/Average LIBOR Ratio is less than or equal to the Specified SIFMA/LIBOR Percentage, resulting in an amount of interest payable on the notes greater than that for instruments of a comparable maturity.  If we redeem the notes early, your return may be less than the yield that the notes would have earned if they had been held to maturity and you may not be able to reinvest your funds at the same rate as provided by the notes.

If the notes are subject to the Substitute Interest Rate Option and we exercise the Substitute Interest Rate Option on any Substitute Interest Reset Date, the Interest Rate for each Interest Period commencing after such Substitute Interest Reset Date will be determined by reference to the applicable Substitute Interest Rate, instead of by reference to the applicable Accrual Provision.

If the relevant terms supplement specifies that the notes are subject to the Substitute Interest Rate Option and we exercise the Substitute Interest Rate Option on a Substitute Interest Reset Date, the Interest Rate for each Interest Period commencing after such Substitute Interest Reset Date will be determined by reference to the applicable Substitute Interest Rate, which may be a fixed rate or a floating rate as specified in the relevant terms supplement, instead of by reference to the Accrual Provision.  If the Substitute Interest Rate is a fixed rate that is lower than the Interest Factor, or if we exercise the Substitute Interest Rate Option at a time when the floating Substitute Interest Rate is lower than the Interest Factor, the aggregate amount of interest paid to you over the term of the notes may be less than the aggregate amount of interest payable over the term of the notes if the Substitute Interest Rate Option were not exercised.  We may choose to exercise the Substitute Interest Rate Option on any Substitute Interest Reset Date in our sole discretion.  We may choose to exercise the Substitute Interest Rate Option, for example, if (1) the applicable USD CMS Rate, USD CMS Spread, EUR CMS Rate, EUR CMS Spread, LIBOR Rate, LIBOR Spread, CMT Rate, CMT Spread or the level, price or rate of any other applicable Component is within the specified range or is equal to, less than or greater than the specified percentage or level, as applicable, of the applicable Accrual Provision, or (2) the applicable Average SIFMA/Average LIBOR Ratio is less than or equal to the Specified SIFMA/LIBOR Percentage, resulting in an amount of interest payable on the notes greater than that for instruments of a comparable maturity.  If we exercise the Substitute Interest Rate Option, your return may be less than the yield that the notes would have earned if the Substitute Interest Rate Option were not exercised.

For notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, the applicable USD CMS Rate (or USD CMS Spread), EUR CMS Rate (or EUR CMS Spread), LIBOR Rate (or LIBOR Spread) or CMT Rate (or CMT Spread) will be affected by a number of factors.

The amount of interest, if any, payable on notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision applies (other than interest payable with respect to the Initial Interest Period(s) with a fixed Initial Interest Rate, if applicable, or with respect to any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable) will depend on the a number of factors that can affect the levels of the USD CMS Rate (or USD CMS Spread), EUR CMS Rate (or EUR CMS Spread), LIBOR Rate (or LIBOR Spread) or CMT Rate (or CMT Spread), as applicable, as well as the yield curve between USD CMS Rates, EUR CMS Rates, LIBOR Rates and CMT Rates of different Designated Maturities, including, but not limited to:

•
changes in, or perceptions about, future rates: generally, fluctuations in, or a perception that there will be fluctuations in, the levels of the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate or CMT Rate will affect the probability that the applicable Accrual Provision will be satisfied on any given date of determination, since as volatility of any underlying rate increases, the chance of the applicable Accrual Provision being satisfied decreases; in addition, increased interest rate volatility is historically associated with an increased spread between long- and short-term interest rates and, conversely, decreased volatility is historically associated with tighter spreads;

•
general economic conditions: the economic, financial, political, regulatory and judicial events that affect financial markets generally will affect the interest payable on the notes as well, since the interest payable is a function of fluctuations in underlying rates and levels that will generally be affected by such events;

•
prevailing interest rates: the USD CMS Rate, EUR CMS Rate, LIBOR Rate and CMT Rate are subject to daily fluctuations depending on the levels of prevailing interest rates in the market generally; in addition, lower overall interest rates are historically associated with an increased spread between long and short−term interest rates and, conversely, higher overall interest rates are historically associated with tighter spreads; and

•
policy of the Federal Reserve Board regarding interest rates: an easing of monetary policy is historically associated with an increased spread between long and short-term interest rates and, conversely, a tightening of monetary policy is historically associated with tighter spreads.

These and other factors may have a negative impact on the payment of interest on the notes.  In addition, these and other factors may have a negative impact on the value of your notes in the secondary market.  See also “For notes to which the SIFMA/LIBOR Provision applies, Average SIMFA/Average LIBOR Ratio will be affected by a number of factors.”

For notes to which the USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, the applicable USD CMS Rates (or USD CMS Spread), EUR CMS Rates (or EUR CMS Spread), LIBOR Rates (or LIBOR Spread) or CMT Rates (or CMT Spread) and the manner in which they are calculated may change in the future.

For notes to which a USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision relates, there can be no assurance that the method by which the USD CMS Rates, EUR CMS Rates, LIBOR Rates or CMT Rates, as applicable, are calculated will not change.  Such changes in the method of calculation could reduce the level of the individual USD CMS Rates, EUR CMS Rates, LIBOR Rates or CMT Rates, as applicable, and any corresponding USD CMS Spread, EUR CMS Spread, LIBOR Spread or CMT Spread.  Accordingly, the value of the notes may be significantly reduced.  If the applicable USD CMS Rates, EUR CMS Rates, LIBOR Rates or CMT Rates are substantially altered, or are not quoted on the applicable Reuters page, or any substitute page thereto, on the USD CMS Determination Date(s), EUR CMS Determination Date(s), LIBOR Determination Date(s) or CMT Determination Date(s), as applicable, or any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date, if applicable, a substitute rate may be employed by the calculation agent to determine the relevant USD CMS Rates, EUR CMS Rates, LIBOR Rates or CMT Rates and that substitution may adversely affect the value of the notes.

The USD CMS Rate, EUR CMS Rate, LIBOR Rate and CMT Rate may be volatile.

The USD CMS Rate, EUR CMS Rate, LIBOR Rate and CMT Rate are each subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Increases or decreases in the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate or CMT Rate could result in the corresponding USD CMS Provision, EUR CMS Provision, LIBOR Provision or CMT Provision not being satisfied and thus in the reduction of interest payable on notes.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the notes.

Concerns have been expressed that some of the member banks recently surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR rates may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher inter-bank lending rates.  If such under-reporting has occurred, it may have resulted in the LIBOR rates being artificially low.  If such under-reporting in fact exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates.  In addition, the BBA recently announced that it will change the LIBOR rate-fixing process by increasing the number of banks surveyed to set a LIBOR rate.  The BBA also indicated that it will consider adding a second rate-fixing process for U.S. dollar LIBOR after the U.S. market opening, after discussion with the member banks.  The BBA is continuing its consideration of ways to strengthen the oversight of the process.  The changes announced by the BBA, or future changes adopted by the BBA, in the method pursuant to which the LIBOR rates are determined, may result in a sudden or prolonged increase in the reported LIBOR rates.  As a result, for notes linked to a LIBOR Rate with a LIBOR Range or for notes linked to a LIBOR Rate where the LIBOR Provision is satisfied if the LIBOR Rate is less than or equal to a LIBOR Strike, the possibility that the applicable LIBOR Rate will, from time to time, be greater than the high end of the applicable LIBOR Range or greater than the applicable LIBOR Strike, as applicable, may increase, which could result in lower interest payments and adversely affect the value of the notes.

Owning notes linked to CMT Rates, if applicable, is not the same as owning a U.S. Treasury security directly.

The return on notes linked to CMT Rates, if applicable, will not reflect the return you would realize if you actually purchased U.S. Treasury securities.  The Constant Maturity U.S. Treasury Rates are calculated by extrapolating between bid rates for a combination of Treasury securities and does not necessarily reflect the price, or even the existence, of a security with exactly the same rate and maturity reflected in the relevant CMT Rate on a trading day or at maturity.  The return on your notes will likely vary significantly from the return that you would realize if you invested in U.S. Treasury obligations directly.

The interest rate on the notes to which the SIFMA/LIBOR Provision applies is based on the ratio of the Average SIFMA Level to Average LIBOR, which may result in an interest rate of zero.

With respect to notes to which the SIFMA/LIBOR Provision applies (other than interest payable with respect to Initial Interest Periods with a fixed Initial Interest Rate, if applicable, or with respect to any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable), the applicable LIBOR Rate and the Average SIFMA Level may be influenced by a number of factors, including (but not limited to) monetary policies, fiscal policies, inflation, general economic conditions and public expectations with respect to such factors.  The effect that any single factor may have on the applicable LIBOR Rate and the SIFMA Municipal Swap Index may be partially offset by other factors.  We cannot predict the factors that may cause the ratio of Average SIFMA Level to Average LIBOR to increase or decrease.  An increase in the ratio of the Average SIFMA Level to Average LIBOR may result in a reduction of the interest rate per annum payable for the corresponding Interest Period, depending on whether such increase causes the Average SIFMA/Average LIBOR Ratio to exceed the Specified SIFMA/LIBOR Percentage.  The amount of interest you accrue on the notes in any Interest Period may decrease even if either or both of the applicable LIBOR Rate and the level of the SIFMA Municipal Swap Index increases.  Interest during any Interest Period may be equal to zero, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.

For notes to which the SIFMA/LIBOR Provision applies, the Average SIFMA/Average LIBOR Ratio will be affected by a number of factors

The amount of interest, if any, payable on notes to which the SIFMA/LIBOR Provision applies (other than interest payable with respect to Initial Interest Periods with a fixed Initial Interest Rate, if applicable, or with respect to any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable) will depend on the Average SIFMA/Average LIBOR Ratio.  A number of factors can affect the Average SIFMA/Average LIBOR Ratio by causing changes in the relative values of the level of the SIFMA Municipal Swap Index and the applicable LIBOR Rate including, but not limited to:

•
changes in, or perceptions about, future marginal tax rates: generally, decreases in, or a perception that there will be decreases in, marginal tax rates are expected to affect the Average SIFMA/Average LIBOR Ratio, since variable-rate demand obligations, or VRDOs, that compose the SIFMA Municipal Swap Index are exempt from U.S. federal taxation;

•
changes or uncertainty with respect to the tax-exempt nature of municipal securities: generally, changes in the tax laws that have an adverse effect on the tax-exempt nature of municipal securities are expected to affect the Average SIFMA/Average LIBOR Ratio;

•
changes in the tax treatment of comparable securities: changes in the tax laws that grant securities other than municipal securities favorable tax treatment to investors may adversely impact market demand for, and pricing of, municipal securities generally; such a development is expected to affect the Average SIFMA/Average LIBOR Ratio; and

•
relative supply and demand for tax-exempt and taxable debt in their respective marketplaces and other factors affecting pricing of tax-exempt debt: a relative increase in demand for or a decrease in supply of tax-exempt debt caused by factors other than tax rates or other factors negatively impacting pricing of tax-exempt debt could cause an increase in the Average SIFMA/Average LIBOR Ratio to the extent that the Index level of the SIFMA Municipal Swap Index increases relative to the applicable LIBOR Rate as a result of these developments; such other factors include fragmentation in the municipal securities market that can lead to aberrational pricing as well as periods of illiquidity and the possibility of uncertainty with respect to the rights of investors holding these securities.

These and other factors may have a negative impact on the payment of interest on the notes.  In addition, these and other factors may have a negative impact on the value of your notes in the secondary market.

For notes to which the SIFMA/LIBOR Provision applies, the method of determining the variable interest rate for any Interest Period will not directly correlate with actual levels of the applicable LIBOR Rate and the SIFMA Municipal Swap Index.

The determination of the interest rate per annum payable for any Interest Period (other than Initial Interest Period(s), if applicable, or any Substitute Interest Period, if applicable) on notes to which the SIFMA/LIBOR Provision applies will be based, in part, on the applicable SIFMA Municipal Swap Index and the LIBOR Rate as specified in the relevant terms supplement, but it will not directly correlate with actual levels of the applicable SIFMA Municipal Swap Index and LIBOR Rate.  We will use the applicable Index level of the SIFMA Municipal Swap Index and LIBOR Rate on each SIFMA/LIBOR Determination Date to determine the Average SIFMA/Average LIBOR Ratio on the applicable SIFMA/LIBOR Determination Date, which in turn will determine whether the SIFMA/LIBOR Provision is satisfied for any calendar day in the applicable Interest Period.  Moreover, the Average SIFMA Level and Average LIBOR which make up the Average SIFMA/Average LIBOR Ratio will be based, respectively, on daily weighted averages of the Index level of the SIFMA Municipal Swap Index and of the applicable LIBOR Rate, reset weekly on the applicable SIFMA/LIBOR Determination Date, as applicable.

For notes to which the SIFMA/LIBOR Provision applies, you will have no rights with respect to any VRDO included in the SIFMA Municipal Swap Index.

As a holder of the notes to which the SIFMA/LIBOR Provision applies, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any VRDO included in the SIFMA Municipal Swap Index.  An investment in the notes does not constitute an investment in any VRDO included in the SIFMA Municipal Swap Index.  In addition, the interest you earn on the notes, if any, will not be tax-exempt municipal bond interest for U.S. federal income tax purposes.  You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 40-I for a description of the tax consequences of an investment in the notes and to consult your tax adviser regarding your personal circumstances.

SIFMA and/or MMD may discontinue the SIFMA Municipal Swap Index or adjust the SIFMA Municipal Swap Index in a way that affects its level, and neither SIFMA nor MMD has any obligation to consider your interests.

The SIFMA Municipal Swap Index was created by Securities Industry and Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) and produced by Municipal Market Data, a Thomson Financial Services company (“MMD”).  SIFMA and/or MMD may make methodological or other changes that could change the Index level of the SIFMA Municipal Swap Index, including changes related to the method by which the Index level is calculated, the criteria for eligibility in the SIFMA Municipal Swap Index, or the timing with which the Index level is published.  In addition, SIFMA and/or MMD may alter, discontinue or suspend calculation or dissemination of the SIFMA Municipal Swap Index.  SIFMA and MMD have no obligation to consider your interests in calculating, revising or discontinuing the SIFMA Municipal Swap Index.  With respect to notes to which the SIFMA/LIBOR Provision applies, in the event that the SIFMA Municipal Swap Index is no longer published, the calculation agent may select another comparable index as a successor index or substitute another value for the Index level as described under “SIFMA Municipal Swap Index — Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation.”  No assurance can be given that the rates used in lieu of the Index level of the SIFMA Municipal Swap Index will be accurate assessments of the average tax-exempt VRDO rates that the SIFMA Municipal Swap Index is currently intended to assess.  Any of these actions could adversely affect the Average SIFMA Levels used to calculate Average SIFMA/Average LIBOR Ratio, and in turn, the Interest Rate for any Interest Period (other than Initial Interest Period(s), if applicable) for notes to which the SIFMA/LIBOR Provision applies and, therefore, the value of the notes or the amount of interest payment on any Interest Payment Date relating to such notes.

The notes are designed to be held to maturity unless redeemed prior to maturity.

The notes are not designed to be short-term trading instruments.  The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the applicable Components have appreciated since the pricing date.  The potential returns described in the relevant terms supplement assume that your notes are held to maturity unless redeemed by us prior to maturity, if applicable.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange.  There may be little or no secondary market for the notes.  Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.  If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Secondary market prices of the notes will likely be lower than the original issue price of the notes.

Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities.  As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the maturity date could result in a substantial loss to you.  See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the notes.

Secondary market prices of the notes will be impacted by many economic and market factors.

The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels, prices or rates of the Components, including:

•	the actual and expected frequency and magnitude of changes in any Component value (i.e., volatility);

•	any actual or potential change in our creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;

•	secondary market credit spreads for structured debt issuances;

•	the time to maturity of the notes;

•	interest and yield rates in the market generally as well as in the markets of the applicable Components; and

•	economic, financial, political, regulatory and judicial events that affect any applicable Component, the market of that Component or the debt markets generally.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the stated principal amount if the applicable Component Provision is not satisfied.

The rate of interest payable by us on the notes for each Interest Period (other than Initial Interest Period(s) with a fixed Initial Interest Rate, if applicable, or any Substitute Interest Period subject to a fixed Substitute Interest Rate, if applicable) is not fixed, but will, subject to our exercise of the Substitute Interest Rate Option, if applicable, vary depending on the number of days during any such Interest Period on which the applicable Accrual Provision is satisfied.  Consequently, the return on the notes may be less than returns otherwise payable on debt securities issued by us with similar maturities.

The tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”).  The IRS might not accept, and a court might not uphold, the treatment of the notes as prepaid forward contracts with associated contingent coupons, as described in “Material U.S. Federal Income Tax Consequences.”  If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes could be affected materially.

Although the U.S. federal income tax treatment of contingent interest payments (including any contingent interest payment paid in connection with an automatic call or at maturity) is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary), insofar as we have tax reporting responsibilities with respect to your notes, to treat any contingent interest payments as ordinary income.

In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.  You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 40-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders may be subject to U.S. withholding tax.

The U.S. federal income tax treatment of the contingent interest payment is uncertain, and although we believe it is reasonable to conclude that contingent interest payments are not subject to U.S. withholding tax (at least if an applicable IRS Form W-8 is provided, and subject to the discussions in “Material U.S. Federal Income Tax Consequences—Section 871(m)” and “Material U.S. Federal Income Tax Consequences—FATCA”), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your notes is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).  In the event of such withholding, we will not be required to pay any additional amounts with respect to amounts so withheld.  If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures.  Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes.  The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes as set forth in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will be equal to the estimated value of the notes when the terms of the notes are set, which we refer to as JPMS’s estimated value, plus the selling commissions paid to each agent and other affiliated or unaffiliated dealers (as shown on the cover page of the relevant terms supplement), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.  See the relevant terms supplement for additional information about JPMS’s estimated value.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes by entering into trades on U.S. Treasury securities or instruments the value of which is derived from U.S. Treasury securities, interest rate swap and option transactions, purchases and sales of VRDOs and listed or over-the-counter options on VRDOs, any other applicable Component or other derivative transactions with returns linked or related to the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate, CMT Rate, the SIFMA Municipal Swap Index or the level, price or rate or any other applicable Component.  From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in securities or instruments described above.

While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially affect the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate, CMT Rate, Index level of the SIFMA Municipal Swap Index or the level, price or rate of any other applicable Component and, therefore, effectively decrease the interest rate payable on the notes.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.  See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account.  We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates.  No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

U.S. DOLLAR CONSTANT MATURITY SWAP RATES

The U.S. Dollar Constant Maturity Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which we refer to as a constant maturity swap.  In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 10-Year or 2-Year U.S. dollar swap rate, payable semi-annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 3-month LIBOR-based payment stream, payable quarterly on the basis of the actual number of days elapsed in a 360-day year.  LIBOR is the London interbank offered rate, and is a common rate of interest used in the swaps industry.  The constant maturity side of the swap, which we refer to as the USD CMS Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period.  The value of the constant maturity swap is determined based on the comparison of the expected future LIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

EURO CONSTANT MATURITY SWAP RATES

The Euro Constant Maturity Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which we refer to as a constant maturity swap.  In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 30-year or 10-year Euro swap rate, payable annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 6-month EURIBOR-based payment stream, payable semi-annually on the basis of the actual number of days elapsed in a 360-day year.  EURIBOR is the Euro Interbank Offered Rate, and is a common rate of interest used in the swaps industry.  The constant maturity side of the swap, which we refer to as the EUR CMS Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period.  The value of the constant maturity swap is determined based on the comparison of the expected future EURIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

CONSTANT MATURITY U.S. TREASURY RATES

A set of theoretical securities with artificially constant maturity, all priced at par, is constructed daily by the United States Department of the Treasury based on the rates of existing, marketable securities issued by the U.S. government.  Constant Maturity U.S. Treasury Rates are yields interpolated by the United States Department of the Treasury from its daily yield curve.  That yield curve, which relates the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York.  The yield values are read from the yield curve at fixed maturities (as of the date of this product supplement, such maturities are 1, 3 and 6 months and 1, 2, 3, 5, 7, 10, 20 and 30 years). This method provides a yield for a 10-year maturity, for example, even if no outstanding U.S. Treasury security has exactly 10 years remaining to maturity. We have derived all information contained in this product supplement regarding Constant Maturity U.S. Treasury Rates from publicly available information, including the United States Department of the Treasury’s Web site at http://www.treas.gov/ as available on the date of this product supplement.  We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this product supplement.

SIFMA MUNICIPAL SWAP INDEX

We have derived all information contained in this product supplement no. 40-I regarding the Securities Industry and Financial Markets Association Municipal Swap Index (the “SIFMA Municipal Swap Index” or the “Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, the Securities Industry and Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) and/or Municipal Market Data, a Thomson Financial Services company (“MMD”).  We make no representation or warranty as to the accuracy or completeness of such information.

The SIFMA Municipal Swap Index (formerly known as the Bond Market Association (“BMA”) Municipal Swap Index) was created by SIFMA and is produced by MMD.  The SIFMA Municipal Swap Index is a seven-day high-grade market index composed of tax-exempt variable-rate demand obligations, or VRDOs, from MMD’s database of VRDO issues.  In a swap transaction, two counterparties “swap” fixed-rate interest payments for floating-rate interest payments, or vice versa.  One of the most critical elements of a swap transaction is the index on which the floating rate is based.  The SIFMA Municipal Swap Index is intended to serve as a benchmark floating rate in a swap transaction.

The SIFMA Municipal Swap Index is calculated on a weekly basis, and released to subscribers on Thursday. The actual number of issues that make up the SIFMA Municipal Swap Index will vary in time as issues mature or are called, converted, or newly issued. In addition, if changes occur that violate the criteria or calculation methods of the SIFMA Municipal Swap Index, an issue will be removed. The qualification criteria for the SIFMA Municipal Swap Index have been established by a subcommittee of SIFMA. Typically, the SIFMA Municipal Swap Index has included 650 issues in any given week.

Computation of the SIFMA Municipal Swap Index

To be eligible for inclusion in the SIFMA Municipal Swap Index, an issue must meet the following criteria:

•	be a weekly reset, effective on Wednesday (no lag resets considered);

•	not be subject to alternative minimum tax;

•	have an outstanding amount of $10 million or more;

•	have the highest short−term rating (VMIG1 by Moody’s or A−1+ by S&P); and

•	pay interest on a monthly basis, calculated on an actual/actual basis.

In addition, only one quote per obligor per remarketing agent will be included in the SIFMA Municipal Swap Index. Issues from all states are eligible for inclusion.

The following are part of calculation methods of the SIFMA Municipal Swap Index:

•	The standard deviation of the rates is calculated. Any issue falling outside of +/- 1.0 standard deviations is removed.

•	Each participating remarketing agent is limited to no more than 15% of the SIFMA Municipal Swap Index by an averaging method.

License Agreement

We expect that one of our affiliates will enter into a non-exclusive license agreement with SIFMA providing the right to use the SIFMA Municipal Swap Index owned by SIFMA and published by MMD in connection with certain securities, including the notes.

The notes are not sponsored, endorsed, sold or promoted by SIFMA or MMD. Neither SIFMA nor MMD makes any representation or warranty, express or implied, to the holder of the notes or to any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SIFMA or MMD to track the performance of municipal swaps. SIFMA’s only relationship to JP Morgan Chase & Co. and its subsidiaries (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and tradenames of SIFMA and of the SIFMA Municipal Swap Index which is determined, composed and calculated by SIFMA and/or MMD without regard to JP Morgan Chase & Co., its subsidiaries or holders of the notes. Neither SIFMA nor MMD has any obligation to take the needs of JP Morgan Chase & Co., its subsidiaries or the holders of the notes into consideration in determining, composing or calculating the SIFMA Municipal Swap Index. Neither SIFMA nor MMD is responsible for and has participated in the determination of the timing or sale of the notes, prices at which the notes are initially to be sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which interest is payable on the notes. SIFMA and MMD have no obligation or liability in connection with the administration, marketing or trading of the notes.

The SIFMA Municipal Swap Index is calculated using information that SIFMA and/or MMD considers reliable but neither SIFMA nor MMD represents that the SIFMA Municipal Swap Index is accurate or complete and it should not be relied upon as such by JP Morgan Chase & Co., its subsidiaries, the trustee or holders of the notes. In addition, the methodology used to calculate the SIFMA Municipal Swap Index may change from time to time and, although it will endeavor to provide JP Morgan Chase & Co. with reasonable advance notice, SIFMA and MMD reserve the right to discontinue publication of the SIFMA Municipal Swap Index at any time. In no event will SIFMA or MMD have any liability to JP Morgan Chase & Co., its subsidiaries, the trustee, holders of the notes or any other third party for damages of any kind incident to the use of the SIFMA Municipal Swap Index.

Discontinuation of the SIFMA Municipal Swap Index; Alteration of Method of Calculation

If SIFMA and/or MMD discontinues publication of the SIFMA Municipal Swap Index and SIFMA and/or MMD or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued SIFMA Municipal Swap Index (such index being referred to herein as a “successor index”), then the Index level for any SIFMA/LIBOR Determination Date or any other relevant date or dates as set forth in the relevant terms supplement will be determined by reference to the official published level of such successor index on such day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice to be promptly furnished to the trustee, to us and to the holders of the notes.

If SIFMA and/or MMD discontinues publication of the SIFMA Municipal Swap Index prior to, and such discontinuation is continuing on, a SIFMA/LIBOR Determination Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such SIFMA/LIBOR Determination Date or other relevant date, then the calculation agent will determine the Index level for such date.  The Index level will be computed by the calculation agent in accordance with the formula for and method of calculating the SIFMA Municipal Swap Index or successor index, as applicable, last in effect prior to such discontinuation.  Notwithstanding these alternative arrangements, discontinuation of the publication of the SIFMA Municipal Swap Index or successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the SIFMA Municipal Swap Index or a successor index, or the level thereof, is changed in a material respect, or if the SIFMA Municipal Swap Index or a successor index is in any other way modified so that the SIFMA Municipal Swap Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of the SIFMA Municipal Swap Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in The City of New York on each date on which the Index level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the SIFMA Municipal Swap Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index level with reference to the SIFMA Municipal Swap Index or such successor index, as adjusted.

OTHER COMPONENTS

If the notes are linked to a Component not described in this product supplement, a separate underlying supplement or the relevant terms supplement will provide additional information relating to that Component.

GENERAL TERMS OF NOTES

Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things: the applicable USD CMS Rate, EUR CMS Rate, LIBOR Rate and CMT Rate, the Average LIBOR, the Index level of the SIFMA Municipal Swap Index and the Average SIFMA Level, the level, price or rate of any other applicable Component, the Initial Component Value, the Ending Component Value, the Specified Component Return, the applicable Interest Factor and Interest Rate for each Interest Period (including the Initial Interest Rate for an Initial Interest Period, the Excess Interest Balance and Excess Interest Rate and the Substitute Interest Rate, in each case, if applicable), whether the applicable Accrual Provision is satisfied on each calendar day of any Interest Period, the Interest Payment Dates, the amount of interest payable on each Interest Payment Date and the amount of cash that we are required to pay to you at maturity or upon redemption.  In addition, the calculation agent will determine whether a day is a business day, TARGET Settlement Day, London Business Day, U.S. Government Securities Business Day or trading day, whether there has been a discontinuation of the SIFMA Municipal Swap Index or any other applicable Component, whether there has been a market disruption event, if applicable, with respect to any Component and whether there has been a material change in the method of calculating the Index level of the SIFMA Municipal Swap Index or the level, price or rate of any other applicable Component.  The calculation agent will also make the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, on a Redemption Date, if applicable, and each Interest Payment Date on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date, Redemption Date or Interest Payment Date, as applicable.

All calculations with respect to the applicable Interest Rate, USD CMS Rate, EUR CMS Rate, LIBOR Rate, CMT Rate, Index level of the SIFMA Municipal Swap Index, the Average LIBOR, the Average SIFMA Level, the Initial Component Value, the Ending Component Value, the Specified Component Return, and the level, price or rate of any other applicable Component, as well as any successor or substitute rate calculation described above, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the determination of any payment on the notes per $1,000 principal amount note on each Interest Payment Date, at maturity or on a Redemption Date, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts payable on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were the Observation Date or, if applicable, the Final Disrupted Observation Date (as defined in the relevant underlying supplement or terms supplement), which amount will include any accrued and unpaid interest on the notes.  In such case, interest will be calculated on the basis of a 365-day year and the actual number of days in such adjusted Interest Period and will be based on (1) the Interest Rate on the USD CMS Determination Date, EUR CMS Determination Date, LIBOR Determination Date, CMT Determination Date, SIFMA/LIBOR Determination Date or the relevant determination date with respect to any other Component, as applicable, immediately preceding such adjusted Interest Period, or (2) if such adjusted Interest Period falls within an Initial Interest Period, the Initial Interest Rate and if such Initial Interest Rate is based on a floating rate, as determined on the Initial Interest Reset Date applicable to such adjusted Interest Period, unless otherwise specified in the relevant terms supplement.  Notwithstanding the foregoing, if the date of acceleration occurs during a Substitute Interest Period, any interest due upon acceleration will be calculated on the basis of a 365-day year and the actual number of days in such adjusted Substitute Interest Period and will be based on the Substitute Interest Rate on the Substitute Interest Reset Date applicable to such adjusted Substitute Interest Period, unless otherwise specified in the relevant terms supplement.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes.  The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.  It applies to you only if you purchase a note for cash and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances, including the potential application of the provision of the Code known as the Medicare contribution tax and the different consequences that may apply if you are an investor subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date hereof, may affect the tax consequences described herein.  The effects of any applicable state, local or foreign tax laws are not discussed.  You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax consequences of an investment in the notes are uncertain.  There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS.  Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent interest payments as ordinary income, as described below.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected.  The following discussion assumes this treatment is respected, except where otherwise indicated.  The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons

Under this treatment, subject to the discussion under “Tax Treatment of Contingent Interest Payments” below, you should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale or exchange (including upon a redemption or the occurrence of a “deemed” taxable exchange) as described below.

Tax Treatment of Contingent Interest Payments.  Although the U.S. federal income tax treatment of contingent interest payments (including any contingent interest payment paid in connection with a redemption or at maturity) is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent interest payments with respect to the notes as ordinary income, unless otherwise indicated in the relevant terms supplement.

Sale, Exchange or Redemption of a Note.  Upon a sale or exchange of a note (including upon a redemption, the occurrence of a “deemed” taxable exchange or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note (assuming contingent interest payments are properly treated as ordinary income, consistent with the position described above).  This gain or loss should be long-term capital gain or loss if you have held the security for more than one year at that time.  The deductibility of capital losses is subject to limitations.  If you sell your note between the time your right to a contingent interest payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent interest payment.  Although uncertain, it is possible that proceeds received from the sale or exchange of your note prior to an Interest Payment Date but that can be attributed to an expected contingent interest payment for that Interest Period could be treated as ordinary income.  You should consult your tax adviser regarding this issue.

Potential Deemed Taxable Exchange upon Exercise of Substitute Interest Rate Option.  The IRS could assert that a “deemed” taxable exchange has occurred if we exercise the Substitute Interest Rate Option.  If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of the note on the date of the “deemed” taxable exchange exceeds your tax basis.  Any gain recognized on a “deemed” taxable exchange should be capital gain.  You should consult your tax adviser regarding the possible U.S. federal income tax consequences of a “deemed” taxable exchange.

Uncertainties Regarding Tax Treatment as Prepaid Forward Contracts with Associated Contingent Coupons

If the notes are treated as prepaid forward contracts with associated contingent coupons, due to the lack of controlling authority there remain significant uncertainties regarding the tax consequences of owning and disposing of them.  For instance, you might be required to include amounts in income during the term of your notes in addition to the contingent interest payments you receive, and/or to treat all or a portion of the gain or loss on the sale or exchange of your notes (in addition to any amounts attributable to an unpaid contingent interest payments, as discussed above) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held them.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments

If the notes are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments.”  In this event, regardless of whether you are an accrual-method or cash-method taxpayer, in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, subject to certain adjustments, with the result that your taxable income in any year could differ significantly from the contingent interest payments (if any) you receive in that year.  In addition, any gain recognized upon a sale or exchange of your notes (including upon a redemption, the occurrence of a “deemed” taxable exchange or at maturity) generally will be treated as interest income, and if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition.  In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including upon a redemption, the occurrence of a “deemed” taxable exchange or at maturity).

The U.S. federal income tax treatment of contingent interest payments is uncertain, and although we believe it is reasonable to take a position that contingent interest payments are not subject to U.S. withholding tax (at least if an applicable IRS Form W-8 is provided, and subject to the discussions in “Section 871(m)” and “FATCA” below), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your notes is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).  In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld.

If you are engaged in a U.S. trade or business, and if income from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder.  You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI.  If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of owning and disposing of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Section 871(m)

Section 871(m) imposes a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to U.S. equities or equity indices under certain circumstances.  Several recent Treasury proposals could apply Section 871(m) in the future to notes linked to U.S. equities or equity indices offered under this product supplement, under certain circumstances, even in cases where no current payment is made under the notes.  No assurances can be given as to whether or how Section 871(m) will be applied to notes linked to U.S. equities or equity indices.  If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m).  Where warranted, we will disclose further information regarding the possible application of Section 871(m) in the relevant terms supplement.

FATCA

Legislation enacted in 2010, commonly referred to as “FATCA,” and regulations promulgated thereunder generally will impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) unless various U.S. information reporting and due diligence requirements have been satisfied.  Accordingly, if your notes (1) are issued after June 30, 2014 and are treated as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Tax Consequences if Treated as Debt Instruments,” or (2) are issued after the date that is six months after the date on which instruments such as your notes are first treated as giving rise to dividend equivalents (as described in “Section 871(m),” above), this regime may apply to amounts treated as interest or dividend equivalents, respectively, on your notes, and to amounts treated as proceeds of the sale or exchange of your notes after December 31, 2016.

Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S.-situs property, subject to U.S. federal estate tax.  These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances.

Backup Withholding and Information Reporting

You may be subject to information reporting.  You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.  If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCERTAIN.  YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  Each Agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement.  An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement.  An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 40-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market.  JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the notes.  Specifically, JPMS may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMS must close out any naked short position by purchasing the notes in the open market.  A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, JPMS may bid for, and purchase, notes in the open market to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMS is not required to engage in these activities, and may end any of these activities at any time.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes.  In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system.  JPMS may act as a market maker for the notes.  However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion.  Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position for JPMS.  Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 40-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of this product supplement no. 40-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained.  We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery.  For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

NOTICE TO INVESTORS

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted.  None of the accompanying prospectus supplement and prospectus, this product supplement no. 40-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc., regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.  The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.  Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda.  The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations.  The notes are not being offered into Brazil.  Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands.  We are not licensed to carry on business in the British Virgin Islands.  The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction.  A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents.  The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)
to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the notes at offices or branches open to the public;

(iii)
use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable.  You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

Costa Rica

The notes may not be offered or sold, directly or indirectly, to any person within the Republic of Costa Rica, in circumstances that require the issuer or offeror and the notes to be authorised by the Superintendencia General de Valores.  Any offering, express or implicit, that seeks to issue, negotiate or sell securities among public investors, is deemed under Costa Rican law (Ley Reguladora del Mercado de Valores, N° 7732, and its Regulations) as a public offering, which requires the issuer or offeror and the notes to be authorised by the Superintendencia General de Valores.  A public offering is any invitation or transmission by any means to the public or determined groups of persons exceeding 50 potential investors.  A public offering is presumed when made through public or collective means of communication (mass media), such as press, radio, television and internet, or when the offering includes standardized securities.

Accordingly, each Agent has represented and agreed that (i) it is appropriately registered with the Superintendencia General de Valores, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in Costa Rica and (iii) that sales of the notes in Costa Rica will be placed or negotiated only on an individual basis with private investors, limited to a maximum 50 investors.  Each Agent will evidence in writing, for each offering, compliance with the above requirements by means of an affidavit, a party declaration or any form of express acknowledgement.  Each Agent has acknowledged that it is registered as a financial intermediary with the Superintendencia General de Valores, and that the Disclosure Documents have not been filed with the Superintendencia General de Valores and, therefore, it is not intended for any public offering of the notes in Costa Rica within the meaning of Costa Rican law.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public.  The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador.  Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States.  The Disclosure Documents may not be publicly distributed in the United Mexican States.  The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange.  Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it.  The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein.  The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland.  Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority.  The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)      in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela.  No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela.  This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee.  Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments.  The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes.  The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.